EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-63930, 333-223029, 333-231364) on Form S-8 of our report dated November 29, 2021, with respect to the consolidated financial statements of ESCO Technologies Inc.

/s/ KPMG LLP

St. Louis, Missouri
November 29, 2023